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                            CONSENT OF ERNST & YOUNG LLP


We consent to the use of our reports dated February 1, 1996, with respect to the financial statements of Adco Technologies, Inc. and March 18, 1994, with respect to the financial statements of Adco Products, Inc. included in the Registration
Statement (Form S-4 No. 333-   ) and related Prospectus of Astor Holdings II,
Inc. dated October 25, 1996.

                                                            S/ ERNST & YOUNG LLP

Detroit, Michigan
October 25, 1996